Exhibit 23.4

Translation from Russian

American Appraisal (AAR), Inc.

1st Khvostov per., 11a Moscow, 119180 Tel.: (7-095) 238-36-77 Fax.: (7-095) 238-37-66 E-mail: aar@american-appraisal.com http://www.american-appraisal.ru	Shpalernaya St., 36 St. Petersburg, 191123 Tel.: (7-812) 329-57-03 Fax.: (7-812) 273-58-69

Please Reply to:

Reference No. 2915/10-04

Mechel Steel Group OAO	AAR-Moscow
Krasopresnenskaya Emb., 12

Attn.: Ms. S. V. Ardentova, Director of Finance Department	October 5, 2004

Dear Svetlana Valentinovna,

American Appraisal (AAR), Inc. hereby consents to the use of our name in the Registration Statement on Form F-1 for submission to the Securities and Exchange Commission (SEC) in connection with our appraisal of Mechel Steel Group’s fixed assets.

Kind regards,

/s/ Alexander Lopatnikov
Alexander Lopatnikov
Managing Director
American Appraisal (AAR) Inc.

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American Appraisal (AAR), Inc.